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Exhibit 99.1 Press Release

                                                 FOR MORE INFORMATION, CONTACT:
                                                 Mary Cohron or Steve Marcum
                                                 (270)393-0700

FOR IMMEDIATE RELEASE

                  CITIZENS FIRST CORPORATION ANNOUNCES STOCK DIVIDEND

BOWLING GREEN, KY (May 18, 2006) - Mary Cohron, President and CEO of Citizens First Corporation (OTC Bulletin Board: CZFC), announced today that the Board of Directors of the Corporation declared a 5% stock dividend on each share of common stock of the Corporation outstanding, payable to the record holders of the common stock on May 31, 2006. The dividend will be issued and payable June 30, 2006.

"The stock dividend is our way of thanking those who invest in the Corporation," said Cohron. Citizens First Bank is the wholly owned subsidiary of Citizens First Corporation. Cohron attributes much of the bank's success to the shareholders. "Many of our shareholders are customers of the bank and they have helped us immensely with business development. Citizens First would not be a $203 million asset corporation with a first quarter return on assets of 1.14% without our shareholders' support."